Exhibit 10.14.8

FannieMae	Addendum

Addendum to Mortgage Selling and Servicing Contract
This Addendum modifies the Mortgage Selling and Servicing Contract (the “Contract”) dated March 23, 2005 between Fannie Mae (“Fannie Mae”, “we”, ‘our”, “us”), a corporation organized and existing under the laws of the United States, and Green Tree Servicing LLC (the “Lender).
The purpose of the Contract is to establish the Lender as an approved seller and servicer of mortgages and participation interests, and to provide the terms and conditions of the sale and servicing of mortgages. Section XVI B of the Contract identifies the categories of mortgages and participation interests that the Contract covers. The purpose of this Addendum is to modify Section XVI B of the Contract to include the following additional categories:
seller of one- to four-family first lien mortgages, servicer for cooperative mortgage products.
All other terms of the Contract, including any previous modification made to it, remain in effect.
By executing this Addendum, the Lender and Fannie Mae agree to the modification. The modification takes effect on the date Fannie Mae signs this Addendum.

Lender:
Green Tree Servicing LLC
1100 Landmark Towers, 345 St. Peter Street
(Address)
Saint Paul, MN 55102
By:	/s/ Brian F. Corey
(Authorized Signature)
Brian F. Corey, Senior Vice President and Secretary
(Typed Name and Title)
Date:	March 22, 2012
Fannie Mae
1 South Wacker Drive
(Address)
Suite 1400
Chicago, IL 60606
By:	/s/ Brian Carollo
(Authorized Signature)
Brian Carollo – Assistant Vice President
(Typed Name and Title)
Date:	04/04/2012